IMPORTANT NOTICE
PLEASE READ IMMEDIATELY


                     TAX-FREE FUND FOR UTAH
      380 Madison Avenue, Suite 2300, New York, N.Y. 10017

                  NOTICE OF SPECIAL MEETING OF
                     SHAREHOLDERS TO BE HELD
                        on July 15, 1998


TO SHAREHOLDERS OF THE FUND

The purpose of this Notice is to advise you that a Special Meeting of the Shareholders of Tax-Free Fund For Utah (the "Fund") will be held

Place:    (a)  at the offices of the Fund
               380 Madison Avenue
               New York, NY 10017

Time:     (b)  on July 15, 1998 at 10:00 a.m. local time

Purposes: (c)  for the following purposes:

               (i) to consider a proposed new sub-advisory agreement between Aquila Management Corporation as Manager and Zions First National Bank as Sub-
               Adviser (Proposal No. 1);

               (ii) to act upon any other matters which may properly come before the Meeting at the scheduled time and place or any adjourned meeting or meetings.

Please Note:

If you do not expect to attend the Meeting, you are requested to indicate voting instructions on the enclosed proxy and to date, sign and return it in the accompanying stamped envelope. To avoid unnecessary expense to the Fund, your cooperation is requested in mailing in your proxy no matter how large or small your holding may be.

Who Can
Vote What
Shares:   (d)  To vote at the Meeting, you must have been a
               shareholder on the Fund's records at the close of business on April 20, 1998 (the "record date"). The number of shares of each of the Fund's classes of shares that you held at that time and the respective net asset values of each class of shares at that time determine the number of votes you may cast at the Meeting (or any adjourned meeting or meetings).


                              By Order of the Board of Trustees

                              EDWARD M. W. HINES
                              Secretary

June 1, 1998

                             AQUILA
                     TAX-FREE FUND FOR UTAH
    380 Madison Avenue, Suite 2300, New York, New York 10017

                         PROXY STATEMENT

     This special meeting of the shareholders of Tax-Free Fund
For Utah will consider a proposal of vital importance to the
Fund:

          Action on a proposed new sub-advisory agreement between
          Aquila Management Corporation as the Fund's Manager and
          Zions First National Bank as Sub-Adviser. (Proposal No.
          1)

     The Board of Trustees believes that this proposal is in the best interest of the Fund and its shareholders. Please read the proxy statement and then indicate your vote on the enclosed proxy card as soon as possible.

                          INTRODUCTION

     The purpose of the Notice (the first two pages of this document) is to advise you of the time, place and purposes of a Special Meeting of the Shareholders of Tax-Free Fund For Utah (the "Fund"). The purpose of this Proxy Statement (all the rest of this document) is to give you information on which you may base your decisions as to the choices you make on the enclosed proxy card.

     This Notice and Proxy Statement are first being mailed on or about June 1, 1998.

      A copy of the Fund's most recent Annual Report and most recent Semi-Annual Report will be sent to you without charge upon written request to the Fund's Distributor, Aquila Distributors, Inc., 380 Madison Avenue, Suite 2300, New York, NY 10017 or by calling 800-882-4937 toll-free or 212-697-6666.

     The Fund's founder and Manager (the "Manager") is Aquila Management Corporation, 380 Madison Avenue, Suite 2300, New York, NY 10017. The Fund's investment sub-adviser is currently First Security Investment Management, Inc. 61 South Main Street, Salt Lake City, Utah 84111.

     The enclosed proxy card authorizes the persons named (or their substitutes) to vote your shares; the Fund calls these persons the "proxy holders." You may direct the proxy holders to vote your shares on the proposal by checking the appropriate box "For" or "Against" or instruct them not to vote your shares on the proposal by checking the "Abstain" box. If you return your signed proxy card and do not check any box on the proposal, the proxy holders will vote your shares for the proposal. Shares held by brokers in "street name" and not voted or marked as abstentions will not be counted for purposes of determining a quorum or the vote on any matter.

     You may end the power of the proxy holders to vote your shares after you have signed and returned your proxy card and before the power is used by (i) so notifying the Fund in writing;
(ii) signing a new and different proxy card (if the Fund receives it before the old one is used); or (iii) voting your shares in person or by your duly appointed agent at the meeting.

     The Fund is sending you this Notice and Proxy Statement in connection with the solicitation by its Trustees of proxy cards ("proxies") to be used at the Special Meeting to be held at the time and place and for the purposes indicated in the Notice or any adjourned meeting or meetings. The Fund pays the costs of the solicitation, for a portion of which it may be reimbursed by Zions First National Bank. Proxies are being solicited by the use of the mails; they may also be solicited by telephone, facsimile and personal interviews. Brokerage firms, banks and others may be requested to forward this Notice and Proxy Statement to beneficial owners of the Fund's shares so that these owners may authorize the voting of these shares. The Fund will pay these firms for their out-of-pocket expenses for doing so.

     The Fund has four classes of shares outstanding. All shareholders of the Fund are entitled to vote at the meeting. Each shareholder on the record date is entitled to one (1) vote for each dollar (and a proportionate fractional vote for each fraction of a dollar) of net asset value (determined as of the record date) represented by full and fractional shares of any class held on the record date. On the record date the net asset value per share of the Fund's Class A shares was $10.19, of its Class C shares was $10.18 and of its Class Y Shares was $10.19. No Class I Shares were outstanding on the record date. The meeting will act upon a matter that affects the Fund as a whole: action on a proposed new sub-advisory agreement (Proposal No. 1). On matters that affect the Fund as a whole, all shareholders of the Fund, including the shareholders of all classes of the Fund, are entitled to vote at the meeting.

     On the record date, the total number of shares outstanding for the Fund was 3,197,515. Of the shares of the Fund outstanding on the record date Merrill Lynch Pierce Fenner & Smith, P.O. Box 30561, New Brunswick, NJ held of record 496,887 Class A Shares (17.3% of the class) and 33,634 Class C Shares (24.6% of the class); BCH Securities Inc., 2005 Market Street, Philadelphia, PA held of record 497,217 Class A Shares (17.3% of the class) and 9,781 Class C Shares (7.2% of the class); Dean Witter, Church Street Station held of record 47,273 Class C Shares in 4 accounts (34.9% of the class). The Fund's management is not aware of any other person who beneficially owned 5% or more of its outstanding shares on such date. On the basis of information received from the record owners listed above, the Fund's management believes that all of the shares indicated are held for the benefit of clients.

                   BACKGROUND AND REASONS FOR
                         PROPOSAL NO. 1

     From the commencement of operations of the Fund on July 24, 1992 until the present, the investment adviser or sub-adviser of the Fund has been First Security Investment Management, Inc. (the "Current Sub-Adviser"), which in the opinion of the Board has performed and is performing its functions in a highly satisfactory manner. However, for the reasons set forth below, the Board of Trustees of the Fund has determined that it would be in the best interests of the Fund and its shareholders to approve the Manager's recommendation that Zions First National Bank ("Zions") become the Fund's investment Sub-Adviser.

      Zions is the second largest bank in Utah and one of the largest banks in the intermountain region. In addition it is one of the largest underwriters in the state of Utah of securities of the type purchased by the Fund and as such it is well familiar with the characteristics of obligations of issuers in the State of Utah. Unlike the Current Sub-Adviser, which advises a proprietary family of mutual funds, Zions advises no other mutual funds at this time and accordingly is expected to concentrate its portfolio management attention to a comparatively greater extent on the Fund. Moreover, it has advised the Board that it intends to invest in the Fund approximately $30 million in client funds that are currently invested in other types of tax-exempt securities. Such an investment if made would increase the size of the Fund and possibly lower its expense ratios, although there is no assurance that this will occur. In addition, Zions is willing to agree to the fee waiver and expense reimbursement provisions described in the proposed Sub-Advisory Agreement below.

      The Board of Trustees of the Fund believes that for these and other reasons as set forth below, if Zions becomes its Sub-Adviser it is possible that the Fund will attract the interest and assets of additional investors, thereby benefitting all of the shareholders of the Fund by reason of economies of scale. There is no assurance that this will occur.

     Various Trustees have visited the offices and operations of Zions and have interviewed the portfolio manager who is anticipated to manage the portfolio of the Fund. Also, the Board of Trustees have taken into account the matters referred to below as to the Proposed Sub-Adviser.

      The Manager, which serves as investment adviser and administrator to the Fund, has proposed to the Board that they approve and submit to shareholders Proposal No. 1. The Board of Trustees approved the Proposal at a meeting duly called and held for the purpose on March 7, 1998. Because the Board of Trustees has already approved the material provisions of the Sub-Advisory Agreement, it is expected to give formal approval to the proposed Sub-Advisory Agreement at a meeting called and held for the purpose in June, 1998. If this should not occur, the shareholder meeting will be canceled.

     It is anticipated that if Zions becomes Sub-Adviser to the Fund, the Fund will seek an exemptive order from the Securities and Exchange Commission so that the Fund may purchase securities from Zions and from underwriting syndicates of which it is a part. There is no assurance that the exemptive order can be obtained.

     The Proposed Sub-Advisory Agreement between the Manager and Zions contains certain new provisions not in the current sub-advisory agreement which have the effect of strengthening Zions' obligation to provide local portfolio management and of limiting the fees payable to Zions if the asset size of the Fund is less than $58 million. The asset size of the Fund is currently approximately $28 million. (See "Proposal No. 1.")

Other Information About Zions

     Zions was founded in 1873 and is a wholly-owned subsidiary of Zions Bancorporation, a Utah-headquartered financial services company with consolidated assets of $10.6 billion as of March 31, 1998. Zions' advisory experience includes investment management services to affiliate banks, corporate foundations and profit-sharing trusts, retirement funds, charitable foundations, endowments and individual investors throughout the United States. While Zions is exempt as a national bank from registration as investment adviser under the Investment Advisers Act of 1940, as amended, its wholly-owned subsidiary, Zions Investment Securities, Inc. ("ZISI"), a member firm of NASD/SIPC, is so registered. The management of Zions' advisory activities and ZISI are the same. Zions and its parent, Zions Bancorporation, have offices at One South Main Street, Salt Lake City, Utah 84111.

     Zions is the second largest bank in the state of Utah and one of the largest banks in the intermountain region. When acting on behalf of the Fund, Zions will not be permitted under the Investment Company Act of 1940 to purchase securities of, or enter into principal transactions with, itself or any of its affiliates unless it receives an exemptive order from the Securities and Exchange Commission allowing the Fund to purchase securities from Zions or from underwriting syndicates of which it is a part. The above restrictions do not apply, however, to securities issued or underwritten by banks or other financial institutions which are not themselves affiliates of Zions, although they may have a correspondent banking or other business relationship with one or more of the banks of Zions Bancorporation. Zions has advised the Fund that it does not know of any person holding more than 10% of the stock of Zions Bancorporation.

     Zions has designated Christopher P. Foley to manage the Fund's portfolio. Mr. Foley is an Assistant Vice President of Zions and has been employed in the investment management business for 13 years. He is a member of the Association of Investment Management and Research (AIMR) and is in the process of earning the professional designation of Chartered Financial Analyst
(CFA). He received his B.S. degree (Finance/Economics) from the University of Cincinnati, and is in the process of completing his M.B.A. degree from Westminster College, Salt Lake City, Utah.

     Banking laws and regulations, including the Glass-Steagall Act as currently interpreted by the Board of Governors of the Federal Reserve System, prohibit a bank holding company registered under the Bank Holding Company Act of 1956 or any affiliate thereof from sponsoring, organizing, controlling or distributing the shares of a registered, open-end investment company continuously engaged in the issuance of its shares, and prohibit banks generally from issuing, underwriting, selling or distributing securities, but do not prohibit such a bank holding company or affiliate from acting as investment adviser, transfer agent or custodian to such an investment adviser, or from purchasing shares of such a company as agent for and upon the order of a customer. Zions believes that Zions can perform the advisory services for the Fund described in this proxy statement. However, future changes in legal requirements relating to the permissible activities of banks and their affiliates, as well as future interpretations of present requirements, could prevent it from continuing to perform investment advisory services for the Fund. If Zions were prohibited from performing investment advisory services for the Fund, it is expected that the Manager would recommend to the Board of Trustees of the Fund and to the Fund's shareholders that they approve new agreements with another entity or entities qualified to perform such services.

     The names, principal occupations and addresses of the principal officer and every director of Zions are as follows:

Name                          Positions and Offices with Zions

A. Scott Anderson                  President, Chief Executive
                                   Officer and Director

Harris H. Simmons                  Chairman of the Board and
                                   Director

R. D. Cash                         Director; Chairman and Chief
                                   Executive Officer, Questar
                                   Corporation (an energy
                                   services company)

Robert C. Fuehr                    Director; Vice President,
                                   Public Policy, U.S. West
                                   (telecommunications company)

Ronald S. Hanson                   Director;
                                   Retired; Former
                                   Vice Chairman, Zions First
                                   National Bank

James T. Jensen                    Director; Executive Vice
                                   President, General Counsel,
                                   Secretary and Director, the
                                   Savage Companies (trucking)

Susan Mooney Johnson               Director; President, Futura
                                   Industries, Daw Technologies
                                   (ultraclean manufacturing
                                   environments)

Dixie L. Leavitt                   Director; Chairman of the
                                   Board, Security Enterprises
                                   dba the Leavitt Group
                                   (insurance brokerage)

Robert A. Madsen                   Director; Chairman of the
                                   Board, Madsen Furniture

D. Gill Warner                     Director; retired; former
                                   President and Chief Executive
                                   Officer, Associated Foods

The address of these individuals is One South Main Street, Salt
Lake City, Utah 84111.

     Zions does not act as investment adviser to any other investment companies.

                        Annual Fee Rates

(Fee rates are annual rates as a percentage of the Fund's average daily net assets.)

                                                  Under
                                                  arrangements
Type of payment          Under arrangements       if Proposal 1
made by the Fund         currently in effect      is adopted
Advisory fee             0.50 of 1%               0.50 of 1%

(Sub-Advisory fee
paid by the Adviser)     (0.23 of 1%)             (0.23 of 1%)

Total Payments
by the Fund              0.50 of 1%               0.50 of 1%


     Because there will be no change in fees, the amounts the Proposed Sub-Adviser will be paid will be the same as those paid to the current Sub-Adviser.



                   ACTION UPON A PROPOSED NEW
  SUB-ADVISORY AGREEMENT BETWEEN AQUILA MANAGEMENT CORPORATION
    AS MANAGER AND ZIONS FIRST NATIONAL BANK AS SUB-ADVISER
                        (PROPOSAL NO. 1)

      The proposed new sub-advisory agreement (the "Sub-Advisory
Agreement") has the same terms and fees structure as the current sub-advisory agreement between the Manager and the Current Sub-
Adviser except as noted below.

Description of the Proposed Sub-Advisory Agreement

     The Sub-Advisory Agreement provides that the Manager appoints Zions as Sub-Adviser to render, to the Manager and to the Fund, investment research and advisory services as set forth below under the supervision of the Manager and subject to the approval and direction of the Board of Trustees of the Fund. The Sub-Advisory Agreement provides that the Sub-Adviser will act as managerial investment adviser to the Fund with respect to the investment of the Fund's assets, and will supervise and arrange the purchase of securities for and the sale of securities held in the portfolio of the Fund.

     The Sub-Advisory Agreement provides in general that subject to the direction and control of the Manager and the Board of Trustees of the Fund, the Sub-Adviser shall:

     (i) supervise continuously the investment program of the Fund and the composition of its portfolio;

     (ii) determine what securities shall be purchased or sold by the Fund;

     (iii) arrange for the purchase and the sale of securities held in the portfolio of the Fund;

     (iv) at its expense provide for pricing of the Fund's portfolio daily using a pricing service or other source of pricing information satisfactory to the Fund and, unless otherwise directed by the Board of Trustees, provide for pricing of the Fund's portfolio at least quarterly using another such source satisfactory to the Fund; and

     (v) consult with the Manager in connection with its duties thereunder.

     The Sub-Advisory Agreement provides that any investment program furnished by the Sub-Adviser shall at all times conform to, and be in accordance with, any requirements imposed by: (1) the Investment Company Act of 1940 (the "Act") and any rules or regulations in force thereunder; (2) any other applicable laws, rules and regulations; (3) the Declaration of Trust and By-Laws of the Fund as amended from time to time; (4) any policies and determinations of the Board of Trustees of the Fund; and (5) the fundamental policies of the Fund, as reflected in its registration statement under the Act or as amended by the shareholders of the Fund.

     The Sub-Advisory Agreement provides that the Sub-Adviser shall give to the Manager and to the Fund the benefit of its best judgment and effort in rendering services thereunder, but the Sub-Adviser shall not be liable for any loss sustained by reason of the adoption of any investment policy or the purchase, sale or retention of any security, whether or not such purchase, sale or retention shall have been based upon (i) its own investigation and research or (ii) investigation and research made by any other individual, firm or corporation, if such purchase, sale or retention shall have been made and such other individual, firm or corporation shall have been selected in good faith by the Sub-Adviser. Under the Sub-Advisory Agreement, the Sub-Adviser will not be liable for any error in judgment or for any loss suffered by the Fund or its security holders in connection with the matters to which the Agreement relates, except a loss resulting from wilful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under the Agreement.

     The Sub-Advisory Agreement provides that nothing in it shall prevent the Sub-Adviser or any affiliated person (as defined in the Act) of the Sub-Adviser from acting as investment adviser or manager for any other person, firm or corporation and shall not in any way limit or restrict the Sub-Adviser or any such affiliated person from buying, selling or trading any securities for its own or their own accounts or for the accounts of others for whom it or they may be acting, provided, however, that the Sub-Adviser expressly represents that, while acting as Sub-Adviser, it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Fund under the Agreement. It is agreed that the Sub-Adviser shall have no responsibility or liability for the accuracy or completeness of the Fund's Registration Statement under the Act and the Securities Act of 1933, except for information supplied by the Sub-Adviser for inclusion therein. The Sub-Adviser shall promptly inform the Fund as to any information concerning the Sub-Adviser appropriate for inclusion in such Registration Statement, or as to any transaction or proposed transaction which might result in an assignment (as defined in the Act) of the Agreement. To the extent that the Manager is indemnified under the Fund's Declaration of Trust with respect to the services provided under the Agreement by the Sub-Adviser, the Manager agrees to provide the Sub-Adviser the benefits of such indemnification.

     The Sub-Advisory Agreement provides that in connection with its duties to arrange for the purchase and sale of the Fund's portfolio securities, the Sub-Adviser shall select such broker-dealers ("dealers") as shall, in the Sub-Adviser's judgment, implement the policy of the Fund to achieve "best execution," i.e., prompt, efficient, and reliable execution of orders at the most favorable net price. The Sub-Adviser shall cause the Fund to deal directly with the selling or purchasing principal or market maker without incurring brokerage commissions unless the Sub-Adviser determines that better price or execution may be obtained by paying such commissions; the Fund expects that most transactions will be principal transactions at net prices and that the Fund will incur little or no brokerage costs. The Fund understands that purchases from underwriters include a commission or concession paid by the issuer to the underwriter and that principal transactions placed through dealers include a spread between the bid and asked prices. In allocating transactions to dealers, the Sub-Adviser is authorized to consider, in determining whether a particular dealer will provide best execution, the dealer's reliability, integrity, financial condition and risk in positioning the securities involved, as well as the difficulty of the transaction in question, and thus need not pay the lowest spread or commission available if the Sub-Adviser determines in good faith that the amount of commission is reasonable in relation to the value of the brokerage and research services provided by the dealer, viewed either in terms of the particular transaction or the Sub-Adviser's overall responsibilities. If, on the foregoing basis, the transaction in question could be allocated to two or more dealers, the Sub-Adviser is authorized, in making such allocation, to consider (i) whether a dealer has provided research services, as further discussed below; and (ii) whether a dealer has sold shares of the Fund. Such research may be in written form or through direct contact with individuals and may include quotations on portfolio securities and information on particular issuers and industries, as well as on market, economic, or institutional activities. The Fund recognizes that no dollar value can be placed on such research services or on execution services and that such research services may or may not be useful to the Fund and may be used for the benefit of the Sub-Adviser or its other clients.

     The Sub-Advisory Agreement provides that the Sub-Adviser agrees to maintain, and to preserve for the periods prescribed, such books and records with respect to the portfolio transactions of the Fund as are required by applicable law and regulation, and agrees that all records which it maintains for the Fund on behalf of the Manager shall be the property of the Fund and shall be surrendered promptly to the Fund or the Manager upon request. The Sub-Adviser agrees to furnish to the Manager and to the Board of Trustees of the Fund such periodic and special reports as each may reasonably request.

     The Sub-Advisory Agreement provides that the Sub-Adviser shall bear all of the expenses it incurs in fulfilling its obligations under the Agreement. In particular, but without limiting the generality of the foregoing: the Sub-Adviser shall furnish the Fund, at the Sub-Adviser's expense, all office space, facilities, equipment and clerical personnel necessary for carrying out its duties under the Agreement. The Sub-Adviser shall supply, or cause to be supplied, to any investment adviser, administrator or principal underwriter of the Fund all necessary financial information in connection with such adviser's, administrator's or principal underwriter's duties under any agreement between such adviser, administrator or principal underwriter and the Fund. The Sub-Adviser will also pay all compensation of the Fund's officers, employees, and Trustees, if any, who are affiliated persons of the Sub-Adviser.

     The Sub-Advisory Agreement provides that the Manager agrees to pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation for all services rendered by the Sub-Adviser as such, a management fee payable monthly and computed on the net asset value of the Fund as of the close of business each business day at the annual rate of 0.23 of 1% of such net asset value.

     In a new provision, the Sub-Advisory Agreement also provides that notwithstanding the foregoing, the Sub-Adviser acknowledges that the Manager intends from time to time to waive some or all of the fee payable under the Advisory and Administration Agreement as the Manager deems necessary to maintain a competitive yield for the Fund; in connection therewith, the Sub-Adviser agrees to waive all or part of its fee under this Agreement on the following terms and conditions: The Manager shall from time to time determine, in its sole discretion, how much, if any, of the fee payable by the Fund under the Advisory and Administration Agreement shall be waived and how much of such waiver shall be borne by the Sub-Adviser, provided, however, that

     1. In no period (each a "Cumulative Period") measured from the effective date of the Agreement shall the waiver borne by the Sub-Adviser constitute more than 46% of the total fee payable under the Administration and Advisory Agreement that is waived by the Manager during such Cumulative Period (46% being the proportion, expressed as a percent, of the annual fee rate payable to the Sub-Adviser to that payable to the Manager); and

     2. In no event shall the compensation actually paid to the Sub-Adviser, net of such waivers and stated as an annual percentage of the average net assets of the Fund during the relevant period, be less than

          (i) 0.13 of 1% for any period in which the net assets of the Fund equal or exceed $58 million; or

          (ii) 0.06 of 1% for any period during the first 365 days following the effectiveness of the Agreement in which the minimum net compensation provision in (i) above is inapplicable (i.e., when Fund assets equal or exceed $58 million).

     In another new provision in the Sub-Advisory Agreement, the Sub-Adviser further acknowledges that the Manager may from time to time determine that, in addition to the fee waivers discussed above, reimbursement of some of the Fund's expenses, including expenses attributable to Sub-Advisory fees, is necessary in order to maintain a competitive yield for the Fund. The Sub-Adviser agrees to share the costs of such reimbursements, as allocated in the Manager's discretion between the Manager and the Sub-Adviser, during any period in which the minimum net compensation provisions discussed above do not apply, provided, however, that in no event shall the Sub-Adviser's share of such reimbursements in any Cumulative Period exceed 46% of the total expense reimbursements for that Cumulative Period.

     The Sub-Adviser further acknowledges that in addition to the waivers and reimbursements contemplated by the foregoing provisions, there may be such additional and voluntary waivers and reimbursements by the Sub-Adviser as it may, in consultation with the Manager, determine to be appropriate from time to time.

     The Sub-Advisory Agreement provides that it will become effective upon approval by the shareholders of the Fund and shall, unless terminated as thereinafter provided, continue in effect until the December 31 next preceding the first anniversary of the effective date of the Agreement, and from year to year thereafter, but only so long as such continuance is specifically approved at least annually (1) by a vote of the Fund's Board of Trustees, including a vote of a majority of the Trustees who are not parties to the Agreement or "interested persons" (as defined in the Act) of any such party, with votes cast in person at a meeting called for the purpose of voting on such approval, or (2) by a vote of the holders of a "majority" (as so defined) of the outstanding voting securities of the Fund and by such a vote of the Trustees.

     The Sub-Advisory Agreement provides that it may be terminated by the Sub-Adviser at any time without penalty upon giving the Manager and the Fund sixty days' written notice (which notice may be waived). The Sub-Adviser agrees not to exercise this right for three years after the Sub-Advisory Agreement becomes effective, except for regulatory reasons. It may be terminated by the Manager or the Fund at any time without penalty upon giving the Sub-Adviser sixty days' written notice (which notice may be waived by the Sub-Adviser), provided that such termination by the Fund shall be directed or approved by a vote of a majority of its Trustees in office at the time or by a vote of the holders of a majority (as defined in the Act) of the voting securities of the Fund outstanding and entitled to vote. The Sub-Advisory Agreement will automatically terminate in the event of its assignment (as defined in the Act) or the termination of the Advisory and Administration Agreement.

     Another new provision in the Sub-Advisory Agreement provides that for so long as the Sub-Adviser provides investment services to the Fund, neither the Sub-Adviser nor any subsidiary, parent or affiliated company of the Sub-Adviser (a "Sub-Advisory Affiliate") will develop or market a proprietary or other tax-exempt municipal bond fund which is competitive with the Fund. However, the Sub-Adviser or a Sub-Advisory Affiliate may became a provider of services to such a municipal bond fund upon and solely by reason of the fact that a person, firm, or corporation that provides such investment company services has been directly or indirectly acquired by, or merged with, the Sub-Adviser or Sub-Advisory Affiliate, as long as such investment company does not operate in a manner that permits ready exchange with an investment company the investment adviser of which is the Sub-Adviser or Sub-Advisory Affiliate.

     Another new provision of the Sub-Advisory Agreement provides that the Sub-Adviser, under the supervision of the Manager, shall provide at its expense portfolio management particularly qualified to manage investments in which the Fund primarily invests, and such portfolio management shall be located in the state of issuers of such investments.

     In approving of the proposed new arrangements, the Board of Trustees stipulated that the Sub-Advisory Agreement could provide for its termination by the Adviser upon reasonable notice, provided, however, that the Adviser should not terminate the Sub-Advisory Agreement (and any attempt by the Adviser to terminate such agreement would be null and void) unless, prior to giving notice to the Sub-Adviser of such termination, either (i) the Advisory Agreement had been reapproved by the Board of Trustees of the Trust, in the manner described in Section 15 of the Act, in contemplation of the Adviser's managing the investment portfolio of the Trust without the assistance of a Sub-Adviser;
(ii) a new Sub-Advisory Agreement, to take effect upon the termination of the existing Sub-Advisory Agreement, had been approved by the Board of Trustees and the shareholders of the Trust as contemplated by Section 15 of the Act; (iii) the Board had authorized such termination; or (iv) the Adviser had complied with such other or additional directives and authorizations of the Board with respect to such termination as may from time to time be in effect.

Action Requested

THE BOARD OF TRUSTEES RECOMMENDS THAT THE PROPOSED SUB-ADVISORY
AGREEMENT DESCRIBED ABOVE BE APPROVED.

Vote Required

     The favorable vote of the holders of a majority (as defined in the Act) of the outstanding shares of the Fund is required for the approval of this Proposal No. 1. Under the Act, the vote of the holders of a majority of the outstanding shares of the Fund means the vote of the holders of the lesser of (a) 67% or more of the shares of the Fund present at the Meeting or represented by proxy if the holders of more than 50% of such shares are so present or represented, or (b) more than 50% of the outstanding shares of the Fund, with one (1) vote for each dollar (and a proportionate fractional vote for each fraction of a dollar) of net asset value (determined as of the record date) represented by full and fractional shares of all of the Fund's classes of shares. If the required vote is not obtained the Board of Trustees will consider what further action might be appropriate, which could include calling another meeting of the shareholders of the Fund.

     The meeting can be adjourned by the affirmative vote of a majority of the shares present in person or by proxy. In voting for an adjournment, the proxies will consider all relevant factors, including possible delay of receipt of proxies and whether or not a substantial number of negative votes have been cast with respect to any proposal. The shares of shareholders who have voted by proxy against a proposal will be voted against adjournment.
                         OTHER BUSINESS

     The Fund does not know of any other matter which will come up for action at the Meeting. If any other matter or matters properly come up for action at the Meeting, including any adjournment of the Meeting, the proxy holders will vote the shares which the proxy cards entitle them to vote in accordance with their judgment on such matter or matters. That is, by signing and returning your proxy card, you give the proxy holders discretionary authority as to any such matter or matters.

                     TAX-FREE FUND FOR UTAH

          PROXY FOR SHAREHOLDERS MEETING JULY 15, 1998

            PROXY SOLICITED ON BEHALF OF THE TRUSTEES

     The undersigned shareholder of TAX-FREE FUND FOR UTAH (the "Fund") does hereby appoint LACY B. HERRMANN, DIANA P. HERRMANN and EDWARD M. W. HINES, or any of them, as attorneys and proxies of the undersigned, with full power of substitution, to attend a Special Meeting of Shareholders of the Fund to be held on July 15, 1998, at the offices of the Fund, 380 Madison Avenue, Suite 2300, New York, NY 10017, at 10:00 a.m. local time, and at all adjournments thereof, and thereat to vote the shares held in the name of the undersigned on the record date for said meeting on the matters listed below.

     Please mark your proxy, date and sign it below and return it promptly in the accompanying envelope which requires no postage if mailed in the United States.

     Management recommends a vote FOR the proposal listed below.
The shares represented hereby will be voted as indicated below or FOR if no choice is indicated.

     As to any other matter said attorneys shall vote in accordance with their best judgment.

     Please indicate your vote by an "X" in the appropriate box below.

       Action on proposed Sub-Advisory
       Agreement with Zions First
       National Bank
                               __           __            __
(Proposal No. 1)          FOR [__] AGAINST [__]  ABSTAIN [__]


                 Dated:  ____________  ______, 1998
                            Month        Day




__________________________________
                    SIGNATURE(S)



__________________________________
                    SIGNATURE(S)

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR HEREON. When signing as a custodian, attorney, executor, administrator, trustee, guardian, etc., please sign your full title as such. Joint owners should each sign.